Exhibit 99.2.1

HIPPO LACE LIMITED

INDEX TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Page

Consolidated Balance Sheets as of December 31, 2010 (Unaudited)	1
and March 31, 2010

Unaudited Consolidated Statements of Income and
Comprehensive Income for the Nine-Months Ended December 31, 2010
and for the Period from December 11, 2009 (Inception) to March 31, 2010	2

Unaudited Consolidated Statement of Stockholder’s Equity
for the Nine-Months Ended December 31, 2010 and for the Period from December 11, 2009 (Inception) to March 31, 2010	3

Unaudited Consolidated Statements of Cash Flows
for the Nine-Months Ended December 31, 2010 and for the Period from December 11, 2009 (Inception) to March 31, 2010	4 -5

Notes to the Consolidated Financial Statements (Unaudited)	6 – 19

HIPPO LACE LIMITED
CONSOLIDATED BALANCE SHEETS
(IN U.S. DOLLARS)

	December 31, 2010	March 31, 2010
	(Unaudited)
ASSETS
CURRENTS ASSETS
Cash	$ 25,369	$ 15,322
Due from related party	12,985	-
Accounts receivable	10,273	-
Other receivable	5,895	36,551
Inventories	2,031	2,604
Total current assets	56,553	54,477

Property and equipment, net	111,564	124,789
Security deposits	41,216	41,077
Goodwill	32,101	32,101

TOTAL ASSETS	$ 241,434	$ 252,444

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$ 28,383	$ 32,673
Income tax payable	6,233	2,421
Due to related party	6,687	8,812
TOTAL CURRENT LIABILITIES	41,303	43,906

Stockholder's loan	184,226	196,266

TOTAL LIABILITIES	225,529	240,172

STOCKHOLDER'S EQUITY
Common stock (50,000 shares authorized without a par value;
1 share issued and outstanding)	1	1
Retained earnings	15,904	12,271
TOTAL STOCKHOLDER'S EQUITY	15,905	12,272

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$ 241,434	$ 252,444

See accompanying notes to unaudited consolidated financial statements.

HIPPO LACE LIMITED
CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME
(UNAUDITED) (IN U.S. DOLLARS)

	For the nine months ended December 31,	For the period from December 11, 2009 (Date of inception) to March 31,
	2010	2010
	(Unaudited)
SALES
Food and beverage income	$ 252,399	$ 56,930
Franchise and management fee income	22,266	-
Cost of sales	$ 274,665 (83,090)	$ 56,930 (18,864)

Gross profit	191,575	38,066

Operating expenses	(186,833)	(79,873)

OPERATING INCOME/(LOSS) BEFORE INCOME TAXES	4,742	(41,807)

OTHER INCOME/(EXPENSES)
Other income	3,473	61,635
Other expenses	(770)	(5,136)
TOTAL OTHER (EXPENSES)/INCOME, NET	2,703	56,499

INCOME BEFORE INCOME TAXES	7,445	14,692

INCOME TAXES EXPENSES	(3,812)	(2,421)
OTHER COMPREHENSIVE INCOME	-	-
NET INCOME AND COMPREHENSIVE INCOME	$ 3,633	$ 12,271

Earning per common share
Basic and fully diluted	$ 3,633	$ 12,271

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	1	1
See accompanying notes to unaudited consolidated financial statements.

HIPPO LACE LIMITED
CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
FOR THE PERIOD FROM DECEMBER 11, 2009 (INCEPTION) TO MARCH 31, 2010
AND FOR THE NINE MONTHS ENDED DECEMBER 31, 2010 (UNAUDITED),
(IN U.S. DOLLARS)

	Common Stock			Total
			Retained	stockholder's
	Number	Amount	earnings	equity

Balance at December 11, 2009 (date of inception)
	-	$ -	$ -	$ -
Common stock issued for cash	1	1	-	1
Net income for the period	-	-	12,271	12,271
Balance as of March 31, 2010	1	1	12,271	12,272

Net income for the period	-	-	3,633	3,633
Balance as of December 31, 2010	1	$ 1	$ 15,904	$ 15,905

See accompanying notes to unaudited consolidated financial statements.

HIPPO LACE LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN U.S. DOLLARS)

	For the nine months ended December 31,	For the period from December 11, 2009 (Date of inception) to March 31,
	2010	2010
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$ 3,633	$ 12,271
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	18,104	4,241
Changes in operating assets and liabilities:
Due from related party	(12,985)	-
Account receivable	(10,273)	-
Other receivable	30,656	(36,304)
Inventories	573	1,545
Security deposits	(139)	3,488
Accounts payable	6,374	1,085
Income tax payable	3,812	2,421
Due to related party	(2,125)	7,528
Other payable	10,664	(11,054)
NET CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES	26,966	(14,779)
CASH FLOWS FROM INVESTING ACTIVITIES Cash paid for acquisition of subsidiary, net of cash acquired	-	(162,511)
Purchase of property and equipment	(4,879)	(3,655)
NET CASH USED IN INVESTING ACTIVITIES	(4,879)	(166,166)

CASH FLOWS FROM FINANCING ACTIVITIES
(Repayment of)/Proceed from stockholder's loan	(12,040)	196,266
Cash received from issuance of common stock	-	1
NET CASH (USED IN)/PROVIDED BY FINANCING ACTIVITIES	(12,040)	196,267

NET INCREASE IN CASH	10,047	15,322

CASH
Beginning of period	15,322	-

End of period	$ 25,369	$ 15,322

Supplemental disclosures of cash flow information:
Cash paid for interest	$ -	$ -
Cash paid for income taxes	$ -	$ -

Cash paid for acquisition of subsidiary, net of cash acquired:

Consideration paid:
Cash paid, net of cash acquired	$ -	$ 162,511

Allocated to:
Inventory	$ -	$ 4,148
Security deposit	-	44,811
Property and equipment	-	125,375
Accounts payable	-	(4,963)
Accrued expenses	-	(8,144)
Consultancy deposit received	-	(30,817)
	$ -	$ 130,410
Value of excess of purchase price over net assets
Acquired allocated to:
Goodwill	$ -	$ 32,101

NOTE 1 ORGANIZATION

Hippo Lace Limited (“the Company”) was incorporated on December 11, 2009 in the British Virgin Islands (“BVI”) with a maximum authorized share capital of 50,000 ordinary shares. On January 12, 2010, a share was issued for $1 to Mr. Gu Yao, who is the sole shareholder of the Company. The Company principally acts as an investing holding company.

In February 2010, the Company entered into and consummated an agreement with Sizegenic Holdings Limited, a BVI corporation, to acquire 100% interests of its wholly owned subsidiary, Legend Sun Limited (“Legend Sun”). The consideration of $182,982 was paid in full on February 17, 2010 and the share transfer was completed on February 24, 2010. Legend Sun is a limited liability company incorporated and domiciled in Hong Kong and its principal activity is to provide catering services in Hong Kong.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company’s functional currency is the Hong Kong Dollar, however the accompanying consolidated financial statements have been translated and presented in United States Dollars.

(b)

Principles of Consolidation

The balance sheet as of December 31, 2010 includes the Company and its wholly-owned subsidiary, Legend Sun. Additionally, the results of operations and cash flows includes the operations for the nine months period ended December 31, 2010 of Legend Sun. All intercompany accounts and transactions have been eliminated

(c)

Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates include the reserves related to receivables, the recoverability and useful lives of long lived assets and realizable values for inventories.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (…/Cont’d)

(d)

Foreign currency translation

Assets and liabilities of foreign subsidiaries are translated at the rate of exchange in effect on the balance sheet date; income and expenses are translated at the average rate of exchange prevailing during the period. The related transaction adjustments are reflected in “Accumulated other comprehensive income / (loss)’’ in the equity section of our consolidated balance sheet.

The period-end rates for December 31, 2010 and March 31, 2010 of Hong Kong dollar to one US dollar were 7.7810 and 7.7800 respectively; average rates for the nine months ended December 31, 2011 and for the period from December 11, 2009 to March 31, 2010 were 7.7810 and 7.7644 respectively.

(e)

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and impairment losses. Improvements to leased assets or fixtures are amortized over their estimated useful lives or lease period, whichever is shorter. Expenditures for repairs and maintenance, which do not extend the useful life of the assets, are expensed as incurred.

Depreciation expense is recorded over the asset’s estimated useful lives, using the straight line method, at the following annual rates:-

Furniture and equipment: 10% - 20%, per year

Computer equipment: 10%, per year

(f)

Inventories

Inventories consist of finished goods which include food and beverage materials and products for catering service.  Inventories are measured at the lower of cost or market. The cost of inventories comprises all costs of purchases, costs of conversion and other costs incurred in bringing the inventories to their present location and condition and is assigned by using a first-in first-out basis.  Market value is determined by reference to selling prices after the balance sheet date or to management’s estimates based on prevailing market conditions. The management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if a valuation allowance is required.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (…/Cont’d)

(g)

Accounts receivables

Accounts receivable are shown net of allowance for doubtful accounts. During the period, there were no bad debts incurred. The Company’s management has established an allowance for doubtful accounts sufficient to cover probable and reasonably estimable losses. The allowance for doubtful accounts considers a number of factors, including collection experience, current economic trends, estimates of forecasted write-offs, aging of the accounts receivable portfolios, industry norms, regulatory decisions and other factors. Management’s policy is to record reserve primarily on a specific identification basis.

(h)

Other receivable

Other receivables mainly consist of consultancy services income receivables.

(i)

Cash

Cash consist of cash on hand and at banks. Substantially all of the Company's cash deposits are held with financial institutions located in Hong Kong. Management believes these financial institutions are of high credit quality.

(j)

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the identifiable tangible and intangible assets acquired and the fair value of liabilities assumed in an acquisition.  Accounting Standards Codification (“ASC”)-350-30-50 “Goodwill and Other Intangible Assets” requires the testing of goodwill and indefinite-lived intangible assets for impairment at least annually.  The Company tests goodwill for impairment in the fourth quarter each year.  Goodwill impairment is computed using the expected present value of associated future cash flows.  There was no impairment of goodwill as of December 31, 2010 and March 31, 2010.

(k)

Impairment of long-lived assets

Long-lived assets are comprised of property and equipment. Pursuant to the provisions of ASC360-10, “Property, plant and equipment”, long-lived assets to be held and used are reviewed for possible impairment whenever events indicate that the carrying amount of such assets may not be recoverable by comparing the undiscounted cash flows associated with the assets to their carrying amounts. If such a review indicates an impairment, the carrying amount would be reduced to fair value.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (…/Cont’d)

Based on the Company’s assessment, there were no events or changes in circumstances that would indicate any impairment of long-lived assets as of December 31, 2010 and March 31, 2010.

(l)

Accounts payable and accrued expenses consist of the following:

	As of	As of
	December 31, 2010	March 31, 2010

Accounts payable	$ 12,423	$ 6,049
Accrued expenses
Legal and professional fees	7,256	16,000
Payroll and other operating expenses	8,704	10,624
	$ 28,383	$ 32,673

(m)

Fair value measurements

ASC Topic 820, Fair Value Measurement and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC Topic 820 also establishes a fair value hierarchy which requires classification based on observable and unobservable inputs when measuring fair value. There are three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each quarter.

The carrying values of cash, accounts and other receivables, accounts payable and accrued expenses, and short-term borrowings approximate fair values due to their short maturities.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (…/Cont’d)

There was no asset or liability measured at fair value on a non-recurring basis as of December 31, 2010 and March 31, 2010.

(n)

Income Taxes

Income taxes are provided for using the liability method of accounting in accordance with ASC 740 “Income Taxes”. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be effective when the differences are expected to reverse.

Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of income in the period that includes the enactment date.

The Company adopted ASC 740 which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken in the tax return. This interpretation also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures.

(o)

Other comprehensive income

The Company has adopted ASC 220 “Comprehensive Income”.  This statement establishes rules for the reporting of comprehensive income and its components.  Comprehensive income consists of net income and foreign currency translation adjustments.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (…/Cont’d)

(p)

Revenue recognition

Revenue represents the invoiced value of goods sold or services provided.  Revenue is recognized when all the following criteria are met:

a.

Persuasive evidence of an arrangement exists.

b.

Services had been rendered.

c.

The seller’s price to the buyer is fixed or determinable, and

d.

Collectivity is reasonably assured.

Revenue from sales is recognized when food and beverage products are sold. Other income from consultancy services is recognized on the accrual basis i.e. when the services are rendered.  Franchise fee income on the sublicensing of the brand name and trademark “Caffe Kenon” is recognized after granting the non-exclusive rights and all contractual obligation are performed.

(q)

Employee benefits

The Company operates a Mandatory Provident Fund Scheme (the "MPF Scheme") under the Hong Kong Mandatory Provident Fund Schemes Ordinance for those employees employed under the jurisdiction of the Hong Kong Employment Ordinance. The MPF Scheme is a defined contribution scheme, the assets of which are held in separate trustee-administered funds. The Company's contributions to the scheme are expensed as incurred and are vested in accordance with the scheme' vesting scales.

(r)

segment information

ASC 280 “Segment reporting” establishes standards for reporting information on operating segments in interim and annual financial statements. The Company has only one segment, all of the Company's operations and customers are in Hong Kong and all incomes are derived from the provision of catering services. Accordingly, no geographic information is presented.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (…/Cont’d)

(s)

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and environmental claims arising out of the normal course of businesses that relate to a wide range of matters, including among others, contracts breach liability. The Company records accruals for such contingencies based upon the assessment of the probability of occurrence and, where determinable, an estimate of the liability. Management may consider many factors in making these assessments including past history, scientific evidence and the specifics of each matter.

As of December 31, 2010 and March 31, 2010, the Company's management has evaluated all such proceedings and claims. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, liquidity or results of operations.

(t)

Recently Issued Accounting Pronouncements

We describe below recent pronouncements that have had or may have a significant effect on our financial statements. We do not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to our financial condition, results of operations, or disclosures.

In January 2010, the FASB issued new accounting guidance, under ASC Topic 820 on Fair Value Measurements and Disclosures. The guidance requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement. The guidance now requires a reporting entity to use judgment in determining the appropriate classes of assets and liabilities and to provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. The guidance is effective for interim and annual reporting periods beginning after December 15, 2009. As this standard relates specifically to disclosures, the adoption did not have a material impact on the Company’s condensed consolidated financial statements.

In February 2010, the FASB issued new accounting guidance, under ASC Topic 855 on Subsequent Events, which requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirements that an SEC filer disclose the date through which subsequent events have been evaluated.  The guidance was effective upon issuance. The adoption of the guidance did not have a material impact on the Company’s condensed consolidated financial statements.

NOTE 3 BUSINESS ACQUISITION

In February 2010, the Company entered into a sale and purchase agreement with Sizegenic Holdings Limited, a BVI corporation, to acquire its wholly owned subsidiary, (“Legend Sun”). Pursuant to the sale and purchase agreement, the Company agreed to pay total consideration of $182,982 (approximate HK$1,425,024) in exchange for 100% ownership of Legend Sun. Legend Sun is a Hong Kong company and it principally engages in provision of catering services in Hong Kong. Cheung Ming is the sole shareholder of Sizegenic.  There was no relationship between Gu Yao and Sizegenic or Cheung Ming prior to the sale of Legend Sun. The fair values of the assets acquired and liabilities assumed at the date of acquisition as determined in accordance with ASC 805, and the purchase price allocation at the date of acquisition, were as follows:

Consideration paid:
Cash paid	$ 182,982
Cash acquired	(20,471)
Cash paid, net of cash acquired	162,511

Allocated to:
Inventory	$ 4,148
Security deposit	44,811
Property and equipment	125,375
Accounts payable	(4,963)
Accrued expenses Consultancy deposit received	(8,144) (30,817)
Net tangible assets	$ 130,410

Value of excess of purchase price over net assets
Acquired allocated to:
Goodwill	$ 32,101

NOTE 4 INVENTORIES

Inventories are stated at lower of cost or market.  Inventories represent finished goods include food and beverage materials and products for catering services.

NOTE 5 PROPERTY AND EQUIPMENT

Property and equipment of the Company consist primarily of restaurant facilities and equipment owned and operated by the Company's wholly owned subsidiaries. Property and equipment as of December 31, 2010 and March 31, 2010 are summarized as follows:

	December 31, 2010 (Unaudited)	March 31, 2010
Furniture & equipment	$ 51,835	$ 46,956
Leasehold improvement	86,001	86,001
Computer equipment	7,066	7,066
	_____________	_____________
Total	144,902	140,023
Accumulated depreciation and amortization	(33,338)	(15,234)
Balance as at period ended	$ 111,564	$ 124,789

Depreciation and amortization expense for the nine months period ended December 31, 2010 and for the period from inception to March 31, 2010 were $18,104 and $4,241, respectively.

NOTE 6 OPERATINGL EXPENSES

Operating expenses consist of the following for the nine months period ended December 31, 2010 and December 11, 2009 (inception) through March 31, 2010

	Nine months ended December 31, 2010 (Unaudited)	December 11, 2009 (Inception) through March 31, 2010
Staff costs Property rent, rate and management fee Electricity and utilities Depreciation	$ 60,393 68,876 15,861 18,104	$ 24,910 22,958 3,867 4,241
Others	23,599	23,897
Total	$ 186,833	$ 79,873

NOTE 7 FRANCHISE ARRANGEMENTS

Franchise arrangements include payment of franchise fee payable on anniversary basis and continuing monthly management fee base upon a percent of franchisees’ net profit after tax to the Company throughout the term of franchise.  Under this arrangement, two franchise agreements are entered in March and April 2010 respectively in which franchisees are granted the right to operate a café bistro using the brand name “Caffe Kenon” for a term of 3 years.  Franchise fee income on the sublicensing of the brand name and trademark “Caffe Kenon” is recognized upon the granting of the  non-exclusive rights  to the franchisee as the fee is non-refundable to and non-cancellable by the franchisee and the Company has no further obligations since they are all assumed  by franchisee throughout the term.  The franchisees pay related occupancy costs including rent, property management fee and government rent and rates, insurance and maintenance.  Franchisor has no obligation to any legal consequences arose from what the franchisee assumed.

The franchisee has the right to renew for one additional term equal to the initial term granted under Franchisor’s franchise agreement after expiration  of the initial term provided that franchisee has, during the term of the agreement, substantially complied with all its provisions.  Franchisee must pay Franchisor, three months prior to the date of renewal, a renewal fee to be agreed between Franchisee and Franchisor.

Revenues from franchised Caffe Kenon are as follows:

	Nine months ended December 31, 2010 (Unaudited)	December 11, 2009 (Inception) through March 31, 2010
Franchise fee income	$22,152	$ -

Future minimum franchise fee payments due to the Company under existing franchise arrangements are:

Year Ended March 31,

2011	$ 22,152
2012	22,152
Total	$ 44,304

NOTE 8 SEGMENT INFORMATION

From April 2010, the Company operated in two reportable segments that include franchised to operate an owned Caffe Kenon in Hong Kong and subfranchise to operate two Caffe Kenon in Hong Kong and Beijing respectively.

Each reportable segment is separately organized and focuses on different customer groups of consumers and subfranchisees.  Each reportable segment prepares a stand-alone set of financial reporting package including information such as revenue, expenses, and goodwill, and the package is regularly reviewed by the Chief Executive Officer.

The following is a summary of relevant information relating to each segment reconciled to amounts on the accompanying consolidated financial statements for the nine months ended December 31, 2010:

	Franchise	Subfranchise	Total

Revenue	$ 255,872	$ 22,266	$ 278,138

Depreciation and amortization	18,104		18,104

Cost of revenues and operating expenses
excluding depreciation and amortization	240,996_	11,593	252,589

Operating income/(loss)	(3,228)	10,673	7,445

Income tax	482	3,330	3,812

Net income after tax	$ (3,710)	$ 7,343	$ 3,633

Total assets, excluding goodwill	197,339	11,994	209,333

Goodwill	32,101	-	32,101

Capital expenditure	4,879	-	4,879

NOTE 9 INCOME TAX

All of the Company’s income tax is generated in Hong Kong.

A reconciliation of the expected income tax expense to the actual income tax expense is as follows:

	Nine months ended December 31, 2010 (Unaudited)	December 11, 2009 Inception through March 31, 2010
Income before tax	$ 7,455	$ 14,693
HK income tax rate	16.5%	16.5%
Expected income tax expenses calculated at
HK income tax rate	1,228	2,424
Temporary difference	2,584	(3)
Actual income tax expense	$ 3,812	$ 2,421

The Company's income tax provision in respect of operations in Hong Kong is calculated at the applicable tax rates on the estimated assessable profits for the year based on existing legislation, interpretations and practices in respect thereof. The standard tax rate applicable to the Company was 16.5%. No deferred tax liability has been provided as the amount involved is immaterial.

NOTE 10 OPERATING LEASE COMMITMENTS

The Company entered into a rent agreement on June 1, 2009 to lease premises for operation of our Company-owned restaurant for a term of 5 years at a monthly rental rate of $6,667 for the first three years and $8,333 for the last two years.

A of March 31, 2010, the total future minimum lease payments under non-cancellable operating lease in respect of leased premises are payable as follows:-

Year ended March 31,
2011	$ 46,302
2012	92,602
2013	15,433
Total	$ 154,337

NOTE 11 RELATED PARTY TRANSACTIONS

Balance with related party

	December 31, 2010 (Unaudited)	March 31, 2010
Stockholder’s loan:
- Gu Yao, stockholder	$ 184,226	$196,266
Due from related party:
- Beijing Kenon Bistro Catering Limited (“BJ Kenon”) (Under common control of Gu Yao)	$ 12,984	-
Due to related party:
- Sizegenic Holdings Limited (“Sizegenic”) (Common stockholder, Cheung Ming)	$ 6,687	$ 8,812

The stockholder’s loan mainly represents the loan advance to the Company by Gu Yao for acquisition of the wholly own subsidiary on February 24, 2010, Legend Sun.  This loan is unsecured, non-interest bearing and repayable after one year on December 11, 2011.

The Company had receivables and payables from/to related parties. The receivables from BJ Kenon represents the first year annual franchise fee income pursuant to the franchise agreement for a term of 3 years entered on April 1, 2010.

The payables to Sizegenic as of March 31, 2010 and December 31, 2010 mainly represents franchise fee expenses pursuant to the related franchise agreements in place.

NOTE 12 CERTAIN RISK AND CONCENTRATION

Credit risk

As of December 31, 2010 and March 31, 2010, substantially all of the Company’s cash included bank deposits in accounts maintained within Hong Kong, the Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

There were no significant customers or vendors which accounts for 10% or more of the Company’s revenues or purchases during the periods presented.

NOTE 13 SUBSEQUENT EVENT

On February 10, 2011, the Company and the sole shareholder Mr. Gu Yao entered into Share Exchange Agreement with Studio II Brands, INC. (“Studio II”), a Florida corporation whereby Studio II agreed to issue 2,291,100 shares of the common stock to Mr. Gu Yao to acquire all of the issued and outstanding shares of common stock of the Company. Upon consummation of the transaction, Studio II would become the ultimate holding entity of the Company.  The exchange transaction was a private placement transaction, and the shares issued in the exchange transaction were not registered under the Securities Act of 1933, in reliance upon exemptions from registration provided by Section 4(2) of the Securities Act and by Regulation S promulgated under the Securities Act. Accordingly, all shares issued in the exchange transaction will constitute “restricted securities” as defined in Rule 144 under the Securities Act of 1933.